SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                         Date of Report: August 9, 2004

                                 Techedge, Inc.
                                 --------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


                 000-50005                               04-3703334
          ------------------------            ---------------------------------
          (Commission File Number)            (IRS Employer Identification No.)

33 Wood Avenue South, 7F, Iselin, New Jersey               08830
--------------------------------------------             ----------
  (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: 732-632-9896

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT

      On June 9, 2004, Techedge, Inc., a Delaware company (the "Company"), acquired all of the issued and outstanding stock of China Quantum Communications, Ltd., a Cayman Islands company ("China Quantum"), pursuant to a Share Exchange Agreement, dated as of June 9, 2004, by and among the Company, the shareholders of the Company listed on Exhibit A thereto, China Quantum and the shareholders of China Quantum listed on Exhibit B thereto (the "Exchange Agreement").

      Pursuant to the Exchange Agreement, China Quantum became a wholly-owned subsidiary of the Company, and in exchange for the China Quantum shares, the Company issued 72,000,000 shares of its common stock to the shareholders of China Quantum, representing approximately 90% of the Company's outstanding stock at the time. The following three persons were appointed to fill vacancies on the Company's board of directors: Peter Wang, Charles Xue and Ya Li.

      The Company is not aware of any arrangements which may at a subsequent date result in a change in control.

OVERVIEW

      The Company, through China Quantum and China Quantum's wholly-owned subsidiaries, develops and provides advanced wireless voice, data, and multimedia services to commercial and residential users in the U.S. and China. The Company focuses its activities on the development and deployment of IP based Personal Communication Service (PCS), a regional wireless VoIP service delivered on unlicensed low power PCS frequency through IP-enabled local transceiver and IP centric soft-switched networks, operating on an advanced proprietary software centric multi-service global communication service platform and management system.

OFFICERS AND DIRECTORS

      Pursuant to the Exchange Agreement, on June 9, 2004, Messrs. Gregory A. Konesky and Ehren Richardson resigned as officers and directors of the Company. They were replaced on the Board of Directors by Messrs. Peter Wang, Charles Xue and Ya Li. To the best of the Company's knowledge, none of the current directors of the Company has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

      Below is biographical information for each of the new directors and officers of the Company:

NAME                           AGE               BUSINESS EXPERIENCE
Peter Wang                     49                Mr. Wang is the President, Chief Executive Officer and Director of
                                                 the Company since June 9, 2004, and was the Chief Executive Officer and director of China Quantum since 2000. Mr. Wang was the
                                                 President and director of World Communications Group, Inc. from
                                                 1995 to 2000 and Executive Vice-President and director of Unitech
                                                 Telecom, Inc. from 1990 to 1995. Mr. Wang has over 20 years'
                                                 experience in communications products. Mr. Wang was a co-founder of UTStarcom as well as several other technology and service ventures. Prior to becoming an entrepreneur, Mr. Wang worked for
                                                 AT&T and Racal-Milgo Information System in network planning and network management.

Charles Xue                    50                Mr. Xue is a Director of the Company since June 9, 2004. Mr. Xue is the Chairman of Phoenix Technology Limited since 2002 and the
                                                 Chairman of 8848, Inc. since 1998. Mr. Xue was the Vice-Chairman of UTStarcom from 1996 to 2002 and Chairman of UTStarcom from 1990 to 1996.

Ya Li                          34                Mr. Li is the Chief Financial Officer, Chief Operating Officer and
                                                 a Director of the Company since June 9, 2004, and was the Chief
                                                 Operating Officer and director of China Quantum since 2002. Mr. Li was the Chief Executive Officer and director of Global Villager
                                                 Inc. from 1996 to 2000. Mr. Li has worked as a senior consultant and software developer in information,  telecom and financial industries for Bell Atlantic (n/k/a Verizon), DLJ, Lehman Brothers
                                                 and Morgan Stanley. Following the acquisition of Global Villager
                                                 Inc. by Startec Global Communications Inc. in March 2000, Mr. Li
                                                 managed Startec's Internet and Internet Telephony products and services. Mr. Li has served as Director for Chinese Finance
                                                 Society, Council on U.S.-China Affairs.

Wind Chen                      48                Mr. Chen is the Senior Vice President of Strategy of the Company
                                                 since June 9, 2004. Mr. Chen was the Vice President of business strategy of Japan Telecom, in charge of international corporate strategy & planning. Prior to Japan Telecom, Mr. Chen was the
                                                 Managing Director of Suppliers Market of Bellcore (Telcordia), in
                                                 charge of business development in Asian Pacific and northern Europe
                                                 (Scandinavia).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements


The audited financial statements of China Quantum for the fiscal years ended December 31, 2002 and 2003, the unaudited pro forma condensed financial statements for the three months ended March 31, 2004 and the unaudited pro forma condensed financial statements for the fiscal year ended December 31, 2003, are filed herewith.


Exhibit No.                    Description
-----------                    -----------

2.1                            Share Exchange Agreement, dated June 9, 2004

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TECHEDGE, INC.

                                 By: /s/  Peter Wang
                                     ------------------------------------------
                                 Name: Peter Wang
                                 Title: Chief Executive Officer

Dated:  August 6, 2004

               Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements of Techedge, Inc. (the "Company") have been prepared to indicate how the financial statements of the Company might have looked if the Merger with China Quantum
Communications, Ltd. and transactions related to that Merger had occurred as of the beginning of the period presented.

The pro forma condensed financial statements have been prepared using the unaudited historical financial statements of the Company and China Quantum Communications, Ltd. as of and for the three months ended March 31, 2004 and for the year ended December 31, 2003. For accounting purposes, because the Company had become a shell company, the Merger will be treated as a recapitalization of Techedge, Inc.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements of the Company and China Quantum Communications, Ltd. The pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual financial condition or results of operations had the Merger been in effect during the periods presented, or of financial condition or results of operations that may be reported in the future.

                                 Techedge, Inc.
                   Unaudited Pro Forma Condensed Balance Sheet
                                 March 31, 2004

                                                         Historical
                                                ------------------------------
                                                              China Quantum             Pro Forma
                                                 Techedge,    Communications, -----------------------------
                                                   Inc.            Inc.       Adjustments Notes   Combined
                                                -----------    -----------    ----------- ----- -----------
ASSETS
Current Assets:
Cash and cash equivalents                       $        --    $   506,407    $        --       $   506,407
Accounts receivable, net                                 --         25,059             --            25,059
Due from related party                                   --         45,163             --            45,163
Prepaid expenses and other current assets                --         25,383             --            25,383
                                                -----------    -----------    -----------       -----------
   Total Current Assets                                  --        602,012             --           602,012

Property and equipment, net                              --        285,192             --           285,192
Investment in unconsolidated subsidiary                  --        527,912             --           527,912
Other assets                                             --         31,357             --            31,357
                                                -----------    -----------    -----------       -----------

   Total Assets                                          --      1,446,473             --         1,446,473
                                                ===========    ===========    ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses                84,940        721,599             --           806,539
Due to officers                                          --        573,904             --           573,904
                                                -----------    -----------    -----------       -----------
   Total Current Liabilities                         84,940      1,295,503             --         1,380,443
                                                -----------    -----------    -----------       -----------

Stockholders Equity:
Preferred Stock, Series A                                --            501           (501)(a)            --
Common Stock                                            800          5,111          2,089 (a)         8,000
Additional paid-in capital                            3,400      4,351,190        (75,792)(a)     4,278,798
Deficit accumulated during development stage        (89,140)    (4,209,094)        74,204 (a)    (4,224,030)
Accumulated other comprehensive income (loss)            --          3,262             --             3,262
                                                -----------    -----------    -----------       -----------
   Total stockholders' equity                       (84,940)       150,970             --            66,030
                                                -----------    -----------    -----------       -----------

   Total Liabilities and Stockholders' Equity   $        --    $ 1,446,473    $        --       $ 1,446,473
                                                ===========    ===========    ===========       ===========

(a) These adjustments reflect the recapitalization of Techedge, Inc., now the Company.

                                 Techedge, Inc.
              Unaudited Pro Forma Condensed Statement of Operations
                    For the Three Months Ended March 31, 2004

                                                       Historical
                                              ------------------------------
                                                            China Quantum                Pro Forma
                                               Techedge,    Communications,   -------------------------------
                                                 Inc.            Inc.          Adjustments Notes   Combined
                                              -----------    -----------      ------------ ----- ------------
Revenues                                      $         --    $     79,179    $         --       $     79,179

Cost of Sales                                           --          36,138              --             36,138
                                              ------------    ------------    ------------       ------------

Gross Profit                                            --          43,041              --             43,041
                                              ------------    ------------    ------------       ------------

Costs and expenses:
  Research and development                              --          83,146              --             83,146
  General and administrative                        14,936         181,032              --            195,968
  Depreciation and Amortization                         --          28,179              --             28,179
                                              ------------    ------------    ------------       ------------

   Total costs and expenses                         14,936         292,357              --            307,293
                                              ------------    ------------    ------------       ------------

Loss from operations                               (14,936)       (249,316)             --           (264,252)
                                              ------------    ------------    ------------       ------------

Other income (expense):
  Loss from unconsolidated subsidiary                   --              --                                 --
  Loss on foreign currency                              --          (3,068)                            (3,068)
  Interest income (expense), net                        --           2,359              --              2,359
                                              ------------    ------------    ------------       ------------

   Total other income (expense)                         --            (709)             --               (709)
                                              ------------    ------------    ------------       ------------

Net Loss                                      $    (14,936)   $   (250,025)   $         --       $   (264,961)
                                              ------------    ------------    ------------       ------------

Unrealized gain (loss) on foreign
  currency translation, net of tax                      --           3,526              --              3,526
                                              ------------    ------------    ------------       ------------

Comprehensive Loss                            $    (14,936)   $   (246,499)   $         --       $   (261,435)
                                              ============    ============    ============       ============

Loss Per Common Share,                        $       0.00    $      (0.02)   $                  $       0.00
  basic and diluted                           ============    ============                       ============

Weighted Average Common Shares Outstanding,      8,000,000      51,000,298                         80,000,000
basic and diluted                             ============    ============                       ============

                                 Techedge, Inc.
              Unaudited Pro Forma Condensed Statement of Operations
                      For the Year Ended December 31, 2003

                                                       Historical
                                              ------------------------------
                                                              China Quantum             Pro Forma
                                               Techedge,     Communications, -------------------------------
                                                 Inc.             Inc.        Adjustments  Notes   Combined
                                              -----------     -------------- ------------- ----- -----------
Revenues                                      $         --    $    437,361    $         --       $    437,361

Cost of Sales                                           --         180,981              --            180,981
                                              ------------    ------------    ------------       ------------

Gross Profit                                            --         256,380              --            256,380
                                              ------------    ------------    ------------       ------------

Costs and expenses:
  Research and development                              --         386,775              --            386,775
  General and administrative                        17,678         861,422              --            879,100
  Depreciation and Amortization                         --          74,002              --             74,002
                                              ------------    ------------    ------------       ------------

   Total costs and expenses                         17,678       1,322,199              --          1,339,877
                                              ------------    ------------    ------------       ------------

Loss from operations                               (17,678)     (1,065,819)             --         (1,083,497)
                                              ------------    ------------    ------------       ------------

Other income (expense):
  Loss from unconsolidated subsidiary                   --         (11,049)                           (11,049)
  Loss on foreign currency                              --          (1,908)                            (1,908)
  Interest income (expense), net                        --          14,934              --             14,934
                                              ------------    ------------    ------------       ------------

   Total other income (expense)                         --           1,977              --              1,977
                                              ------------    ------------    ------------       ------------

Net Loss                                      $    (17,678)   $ (1,063,842)   $         --       $ (1,081,520)
                                              ------------    ------------    ------------       ------------

Unrealized gain (loss) on foreign
  currency translation, net of tax                      --          (3,155)             --             (3,155)
                                              ------------    ------------    ------------       ------------

Comprehensive Loss                            $    (17,678)   $ (1,066,997)   $         --       $ (1,084,675)
                                              ============    ============    ============       ============

Loss Per Common Share,                        $       0.00    $      (0.02)   $                  $      (0.01)
  basic and diluted                           ============    ============                       ============

Weighted Average Common Shares Outstanding,      8,000,000      51,000,298                         80,000,000
basic and diluted                             ============    ============                       ============

                       CHINA QUANTUM COMMUNICATIONS, LTD.
                                AND SUBSIDIARIES
                        (A CAYMAN ISLANDS CORPORATION IN
                             THE DEVELOPMENT STAGE)
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                            Page
                                                                                                            ----
Independent Auditors' Report                                                                                 F-1

Financial Statements

     Consolidated Balance Sheets as of December 31, 2003 and 2002                                            F-2

     Consolidated Statements of Operations for the years ended December 31, 2003 and 2002 and for the period from September 13, 2000 (date of
         inception) through December 31, 2003                                                                F-3

     Consolidated Statements of Changes in Stockholders' Equity for the period
         from September 13, 2000 (date of inception) to December 31, 2003                                    F-4

     Consolidated Statements of Cash Flows for the years ended December 31, 2003 and 2002 and for the period from September 13, 2000 (date of
         inception) through December 31, 2003                                                                F-5

     Notes to Consolidated Financial Statements                                                          F-6 - F-20

Additional Information

     Schedule I, Valuation and Qualifying Accounts                                                          F-21

To the Board of Directors and Stockholders of China Quantum Communications, Ltd.:

We have audited the accompanying consolidated balance sheets of China Quantum Communications, Ltd. and Subsidiaries (a Cayman Islands corporation in the development stage) as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2003 and 2002 and for the period from September 13, 2000 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of China Quantum Communications, Ltd. and Subsidiaries as of December 31, 2003 and 2002 and the results of their operations and cash flows for the two years ended December 31, 2003 and 2002 and for the period from September 13, 2000 (date of inception) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information, Valuation and Qualifying Accounts on page F-20 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                    /s/ Rosenberg Rich Baker Berman & Company
Bridgewater, NJ
May 22, 2004

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS

                                                                                           DECEMBER 31,
                                                                                   --------------------------
                                                                                      2003           2002
                                                                                   -----------    -----------
                                 ASSETS
Current Assets:
Cash and cash equivalents                                                          $   710,694    $ 1,411,805
Accounts receivable, net of bad debt reserve of
     $14,326 in both years                                                              23,568         53,835
Due from related party                                                                  41,582          9,640
Prepaid expenses and other current assets                                               59,666         32,677
                                                                                   -----------    -----------
     Total Current Assets                                                              835,510      1,507,957

Property and equipment, net                                                            287,989        358,302
Investment in unconsolidated subsidiary                                                370,493        401,709
Other assets                                                                            31,330         34,208
                                                                                   -----------    -----------

     Total Assets                                                                    1,525,322      2,302,176
                                                                                   ===========    ===========

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses                                                  483,864        525,553
Due to officers                                                                        643,989        325,768
                                                                                   -----------    -----------
     Total Current Liabilities                                                       1,127,853        851,321
                                                                                   -----------    -----------

Commitments and Contingencies (Note 11)                                                     --             --

Stockholders Equity:
Preferred Stock, stated value $.0001, 6,250,000 shares authorized; 5,013,600 and
     5,000,000 shares issued and outstanding, in 2003 and
     2002, respectively                                                                    501            500
Common Stock, stated value $.0001, 75,000,000 shares authorized;
     51,108,800 and 51,000,000 shares issued and outstanding, in 2003
     and 2002, respectively                                                              5,111          5,100
Additional paid-in capital                                                           4,351,190      4,337,591
Deficit accumulated during development stage                                        (3,959,069)    (2,895,227)
Accumulated other comprehensive income (loss)                                             (264)         2,891
                                                                                   -----------    -----------
     Total stockholders' equity                                                        397,469      1,450,855
                                                                                   -----------    -----------

     Total Liabilities and Stockholders' Equity                                    $ 1,525,322    $ 2,302,176
                                                                                   ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       FOR THE PERIOD FROM
                                                         FOR THE YEAR ENDED            SEPTEMBER 13, 2000
                                                            DECEMBER 31,              (DATE OF INCEPTION)
                                                        2003            2002          TO DECEMBER 31, 2003
                                                    ------------    ------------      --------------------
Revenues                                            $    437,361    $    392,506          $    844,540

Cost of Sales                                            180,981         205,463               431,248
                                                    ------------    ------------          ------------

Gross Profit                                             256,380         187,043               413,292
                                                    ------------    ------------          ------------

Costs and expenses:
  Research and development                               386,775         510,078             1,207,468
  General and administrative (including
   stock-based compensation of $13,611, $0 and
   $13,611, respectively)                                861,422       1,174,296             2,977,008
  Depreciation and Amortization                           74,002          30,034               174,581
                                                    ------------    ------------          ------------

   Total costs and expenses                            1,322,199       1,714,408             4,359,057
                                                    ------------    ------------          ------------

Loss from operations                                  (1,065,819)     (1,527,365)           (3,945,765)
                                                    ------------    ------------          ------------

Other income (expense):
  Loss from unconsolidated subsidiary                    (11,049)        (28,289)              (39,338)
  Loss on foreign currency                                (1,908)         (1,242)               (4,150)
  Interest income (expense), net                          14,934           6,716                30,184
                                                    ------------    ------------          ------------

   Total other income (expense)                            1,977         (22,815)              (13,304)
                                                    ------------    ------------          ------------

Net Loss                                            $ (1,063,842)   $ (1,550,180)         $ (3,959,069)
                                                    ------------    ------------          ------------

Unrealized gain (loss) on foreign
  currency translation, net of tax                        (3,155)          3,716                  (264)
                                                    ------------    ------------          ------------

Comprehensive Loss                                  $ (1,066,997)   $ (1,546,464)         $ (3,959,333)
                                                    ============    ============          ============

Loss Per Common Share,                              $      (0.02)   $      (0.03)
                                                    ============    ============
basic and diluted
Weighted Average Common Shares Outstanding, basic
and diluted                                           51,000,298      48,854,795
                                                    ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
 FOR THE PERIOD FROM SEPTEMBER 13, 2000 (DATE OF INCEPTION) TO DECEMBER 31, 2003

                                      PREFERRED SERIES A STOCK              COMMON STOCK              ADDITIONAL
                                    ----------------------------   -----------------------------         OTHER
                                                       $.0001                          $.0001           PAID-IN
                                     SHARES         STATED VALUE      SHARES        STATED VALUE        CAPITAL
                                     ------         ------------      ------        ------------        -------
BALANCE, September 13, 2000                --      $         --    48,000,000       $      4,800      $        --
  (date of inception)
Net loss                                   --                --            --                 --               --
BALANCE, December 31, 2000                 --                --    48,000,000              4,800               --
Preferred stock issued in
private placement                   4,000,000               400            --                 --        3,999,600
Foreign Currency Translation               --                --            --                 --               --
Net loss                                   --                --            --                 --               --
                                    ---------      ------------    ----------       ------------      -----------
BALANCE, December 31, 2001          4,000,000               400    48,000,000              4,800        3,999,600
Issuance of common stock in
  consideration for all of the
  assets of WCG Communications LLC
  (see Note 8 on Related Party
  Transactions)                            --                --     3,000,000                300          111,563
Issuance of preferred stock in
  consideration for 100%
  ownership of Zhejiang VSAT
  Satellite Communication Co., Ltd.
  (see Note 8 on Related Party
  Transactions)                     1,000,000               100            --                 --          226,428
Foreign Currency Translation               --                --            --                 --               --
Net loss                                   --                --            --                 --               --
                                    ---------      ------------    ----------       ------------      -----------
BALANCE, December 31, 2002          5,000,000               500    51,000,000              5,100        4,337,591
Stock issued for services                                     1       108,800                 11           13,599
Foreign Currency Translation               --                --                               --
Net loss                                   --                --            --                 --               --
                                    ---------      ------------    ----------       ------------      -----------
BALANCE, December 31, 2003          5,013,600      $        501    51,108,800       $      5,111      $ 4,351,190
                                    =========      ============    ==========       ============      ===========
                                                                                         TOTAL
                                             DEFICIT             ACCUMULATED          STOCKHOLDERS'
                                       ACCUMULATED DURING       COMPREHENSIVE           EQUITY
                                       DEVELOPMENT STAGE        INCOME (LOSS)          (DEFICIT)
                                       -----------------        -------------          ---------
BALANCE, September 13, 2000           $               --      $            --      $       4,800
  (date of inception)
Net loss                                         (93,837)                  --            (93,837)
BALANCE, December 31, 2000                       (93,837)                  --            (89,037)
Preferred stock issued in
private placement                                     --                   --          4,000,000
Foreign Currency Translation                          --                 (825)              (825)
Net loss                                      (1,251,210)                  --         (1,251,210)
                                      ------------------      ---------------      -------------
BALANCE, December 31, 2001                    (1,345,047)                (825)         2,658,928
Issuance of common stock in
  consideration for all of the
  assets of WCG Communications LLC
  (see Note 8 on Related Party
  Transactions)                                       --                   --            111,863
Issuance of preferred stock in
  consideration for 100%
  ownership of Zhejiang VSAT
  Satellite Communication Co., Ltd.
  (see Note 8 on Related Party
  Transactions)                                       --                   --            226,528
Foreign Currency Translation                          --                3,716              3,716
Net loss                                      (1,550,180)                  --         (1,550,180)
                                      ------------------      ---------------      -------------
BALANCE, December 31, 2002                    (2,895,227)               2,891          1,450,855
Stock issued for services                             --                   --             13,611
Foreign Currency Translation                          --               (3,155)            (3,155)
Net loss                                      (1,063,842)                  --         (1,063,842)
                                      ------------------      ---------------      -------------
BALANCE, December 31, 2003            $       (3,959,069)     $          (264)     $     397,469
                                      ==================      ===============      =============

  The accompanying notes are an integral part of these consolidated financial statements.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               FOR THE YEARS ENDED            FOR THE PERIOD FROM
                                                                  DECEMBER 31,                 SEPTEMBER 13, 2000
                                                                                               (DATE OF INCEPTION)
                                                              2003           2002             TO DECEMBER 31, 2003
                                                           -----------    -----------         ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                                                   $(1,063,842)   $(1,550,180)           $(3,959,069)
Adjustments to reconcile net loss to net cash used in
   operating activities:
   Depreciation and amortization                               105,048         40,766                247,536
   Loss on unconsolidated subsidiary                            11,051         28,289                 39,339
   Provision for doubtful accounts                                  --         14,326                 14,326

   (Gain) Loss on foreign currency exchange                     (3,155)         3,716                   (264)
   Stock-based compensation                                     13,611             --                 13,611
   Changes in operating assets and liabilities:
     Accounts receivable                                        30,267        (60,832)               (37,894)
     Due from related parties                                  (31,942)        (9,640)               (41,582)
     Prepaid expenses and other current assets                 (26,989)       (37,980)               (67,129)
     Other assets                                                1,386         56,131                (28,220)
     Accounts payable and accrued expenses                     (21,524)       247,689                483,865
                                                           -----------    -----------            -----------
       Net cash used in operating activities                  (986,089)    (1,267,715)            (3,335,481)
                                                           -----------    -----------            -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in unconsolidated subsidiary                          --       (226,528)              (409,832)
   Proceeds from officers' advances                            318,221        325,768                643,989
   Purchase of property and equipment                          (33,243)       (19,515)              (192,782)
                                                           -----------    -----------            -----------
       Net cash used in investing activities                   284,978         79,725                 41,375
                                                           -----------    -----------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from private placement of common stock               --             --                  4,800
  Net proceeds from private placement of preferred stock            --        135,000              4,000,000
                                                           -----------    -----------            -----------
       Net cash provided by financing activities                    --        135,000              4,004,800
                                                           -----------    -----------            -----------

Net increase (decrease) in cash                               (701,111)    (1,052,990)               710,694
Cash and Cash Equivalents, beginning of period               1,411,805      2,464,795                     --
                                                           -----------    -----------            -----------
Cash and Cash Equivalents, end of period                   $   710,694    $ 1,411,805            $   710,694
                                                           ===========    ===========            ===========

  The accompanying notes are an integral part of these consolidated financial statements.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

1. ORGANIZATION AND NATURE OF BUSINESS

China Quantum Communications, Ltd. (the "Company") was organized on October 4, 2000. The primary business of China Quantum Communications, Ltd. is to provide wireless, VoIP, and value-added communication services to commercial and residential users in the U.S. and China.

On December 29, 2000, the Company purchased 100% of the common stock of China Quantum Communications, Inc., which was formed on September 13, 2000, and China Quantum Communications, Inc. became a wholly owned subsidiary. Based on its controlling interest in China Quantum Communications, Inc., the operating results of China Quantum Communications, Inc. are included in the consolidated results of the Company since December 29, 2000.

On January 21, 2001, the Company formed China Quantum Communications, Ltd. (China), a wholly owned subsidiary. Based on its controlling interest in China Quantum Communications, Ltd. (China), the operating results of China Quantum Communications, Ltd. (China) are included in the consolidated results of the Company since January 21, 2001.

In September 2002, the Company acquired 100% ownership of an entity owned in the majority by the Company's CEO (see Note 5).

Currently the Company focuses its activities on the development & deployment of IP based Personal Communication Service (PCS), a regional wireless VoIP service operating on unlicensed low power PCS frequency through IP-enabled local transceiver and IP centric soft-switched networks. The Company is also raising capital, locating and acquiring equipment, obtaining qualified staff, installing and testing equipment and experimenting, testing and developing the procedures necessary to produce positive results and to lay the foundation for specific development of service and various regulatory approvals.

2. LOSSES DURING THE DEVELOPMENT STAGE AND MANAGEMENT'S PLANS

Through December 31, 2003 the Company had incurred development stage losses totaling $3,959,069, and net cash used in operating activities of $3,335,481. At December 31, 2003, the Company had $710,694 of cash and cash equivalents and $23,568 of trade receivables to fund short-term working capital requirements.

The Company's ability to continue as a going concern and its future success is dependent upon its ability to raise capital in the near term to: (1) satisfy its current obligations, (2) continue its research and development efforts, and (3) the successful wide scale development, deployment and marketing of its products.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

2. LOSSES DURING THE DEVELOPMENT STAGE AND MANAGEMENT'S PLANS (Continued)

The Company believes that it will be able to complete the necessary steps in order to meet its cash flow requirements throughout fiscal 2004 and continue its development and commercialization efforts. Management's plans in this regard include, but are not limited to, the following:

Management estimates that the Company will need additional minimum capital of $1,000,000 by December 31, 2004 to continue its operations either through revenues from sales, external independent or related party funding, further expense reductions or some combination thereof.

The Company presently has ongoing discussions and negotiations with a number of additional financing alternatives, one or more of which it believes will be able to successfully close to provide necessary working capital, while maintaining sensitivity to shareholder dilution issues. However, the Company has no definitive agreements to provide funding at this time. Management believes that actions presently being taken to complete the Company's development stage through the commercial rollout of its cellular service platforms will be successful.

Subsequent to year end the Company received proceeds of $504,000 in a private placement of common stock. The proceeds from this offering, along with the Company's cash position and a commitment by the Company's CEO to fund shortfalls in the Company's cash flows should allow for the Company to operate for the next twelve months.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of China Quantum Communications, Ltd., its wholly owned and majority owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CASH AND CASH EQUIVALENTS

China Quantum Communications, Ltd. considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

STOCK BASED COMPENSATION

Financial Accounting Statement No. 123, Accounting for Stock Based Compensation, encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

BAD DEBT RESERVE

The Company provides for an allowance for doubtful accounts equal to the estimated losses that will be incurred in the collection of all receivables. The estimated losses are based on a review of the current status of the existing receivables. The allowance for doubtful accounts is $14,326 at December 31, 2003 and 2002.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of five years. Repairs and maintenance expenditures, which do not extend the useful lives of the related assets, are expensed as incurred.

REVENUE RECOGNITION

The Company recognizes revenue for its telecommunications services at the time the services are provided to the end user.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CONCENTRATIONS OF BUSINESS AND CREDIT RISK

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits.

The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

ADVERTISING COSTS

Advertising costs are expensed as incurred. Advertising expense was $38,116, $103,093 and $149,408 for the years ended December 31, 2003, 2002 and for the period from September 13, 2000 (date of inception) to December 31, 2003, respectively.

COMPREHENSIVE INCOME (LOSS)

The Company adopted SFAS No. 130, Reporting Comprehensive Income, which establishes rules for the Reporting of Comprehensive Income and its components. In addition to net loss, comprehensive income (loss) includes all changes in equity during a period, except those resulting from investments by and distributions to owners. Items of comprehensive income include foreign currency exchanges.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to operations as incurred and amounted to $386,775, $510,078 and $1,207,468 in 2003, 2002 and for the period from September 13, 2000 (date of inception) to December 31, 2003, respectively.

LONG-LIVED ASSETS

The Company accounts for long-lived assets in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," which became effective for the Company July 1, 2002 for the year ended December 31, 2002. Under SFAS No. 144, the Company reviews long-term assets for impairment whenever events or circumstances indicate that the carrying amount of those assets may not be recoverable. The Company also assesses these assets for impairment based on their estimated future cash flows. The Company has not incurred any losses in connection with the adoption of this statement.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheets for China Quantum Communications, Ltd.'s cash, accounts receivable, accounts payable, and accrued expenses approximate their fair values due to the short maturities of these financial instruments.

The carrying amounts reported in the consolidated balance sheets for China Quantum Communications, Ltd.'s amounts recorded as other liabilities and due to officers approximate their fair values based on current rates at which the Company could borrow funds with similar maturities.

LOSS PER COMMON SHARE, BASIC AND DILUTED

China Quantum Communications, Ltd. accounts for net loss per common share in accordance with the provisions of SFAS No. 128, "Earnings per Share" ("EPS"). SFAS No. 128 requires the disclosure of the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Common equivalent shares have been excluded from the computation of diluted EPS since their effect would be anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2003, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement covers restructuring type activities beginning with plans initiated after December 31, 2002. Activities covered by this statement that are entered into after that date will be recorded in accordance with provisions of SFAS No. 146. The adoption of SFAS No. 146 did not have a significant impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement is did not have a significant impact on the Company's results of operations or financial position.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In April 2003, the FASB issued SFAS Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, which provides alternative methods of transition for a voluntary change to fair value based method of accounting for stock-based employee compensation as prescribed in SFAS 123, Accounting for Stock-Based Compensation. Additionally, SFAS No. 148 required more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. The provisions of this Statement are effective for fiscal years ending after December 15, 2002. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a Company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The recognition requirements are effective for guarantees issued or modified after December 31, 2002 for initial recognition and initial measurement provisions. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, and an amendment of that statement, SFAS No. 44, Accounting for Intangible Assets of Motor Carriers, and SFAS No. 64, Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements. This statement amends SFAS No. 13, Accounting for Leases, to eliminate inconsistencies between the required accounting for sales-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions. Also, this statement amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Provisions of SFAS No. 145 related to the rescissions of SFAS No. 4 were effective for the Company on November 1, 2002 and provisions affecting SFAS No. 13 were effective for transactions occurring after May 15, 2002. The adoption of SFAS No. 145 did not have a significant impact on the Company's results of operations or financial position.

4. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

                                                                               DECEMBER 31,
                                                                           -------------------
                                                                             2003       2002
                                                                           --------   --------
Interest paid                                                              $     --   $     --
                                                                           ========   ========
Income taxes paid                                                          $    750   $    923
                                                                           ========   ========

Schedule of Non-Cash Investing and Financing Activities:

Issuance of 108,800 shares of common stock and 13,600 shares of Series A
preferred stock to consultants for services                                $ 13,611         --
                                                                           ========   ========

Issuance of 3,000,000 shares of common stock in exchange for all of the
assets of WCG Communications, LLC                                          $     --   $111,863
                                                                           ========   ========

Issuance of 1,000,000 shares of Series A preferred stock in exchange for
100% ownership of Zhejiang VSAT Satellite Communication Co., Ltd.          $     --   $226,528
                                                                           ========   ========

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

5. BUSINESS ACQUISITION

In January 2001, the Company purchased 100% ownership of Zhejiang VSAT Satellite Communication Co., Ltd. (later renamed Zhejiang Quantum Communications Co., Ltd.), owned in the majority by the Company's CEO. In December 2002, the Board of Directors authorized the issuance of 1,000,000 shares of Series A preferred stock as final consideration for the transaction. This transaction was accounted for as a purchase pursuant to SFAS Statement No. 141, "Business Combinations". The total purchase price of approximately $226,528, which was based on the fair market value of the assets purchased, was allocated among the various assets purchased in the acquisition. Following is a condensed balance sheet of VSAT at the date of acquisition:

Current assets                                          $ 214,580
Property, plant and equipment                               7,913
Other assets                                               11,994
                                                        ---------
    Total assets                                          234,487

Current liabilities                                         7,959
                                                        ---------

Net assets acquired                                     $ 226,528
                                                        =========

The operations of Zhejiang VSAT Satellite Communication Co., Ltd. are included in the accompanying consolidated statement of operations from the date of acquisition through December 31, 2003

6. PROPERTY AND EQUIPMENT

Property and equipment, at cost, consists of the following:

                                                            DECEMBER 31,
                                                    ---------------------------
                                                       2003             2002
                                                    ---------         ---------
Equipment                                           $ 516,105         $ 482,862
Office furniture and equipment                         15,067            15,067
                                                    ---------         ---------
                                                      531,172           497,929
Less-Accumulated depreciation                        (243,183)         (139,627)
                                                    ---------         ---------
                                                    $ 287,989         $ 358,302
                                                    =========         =========

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

6. PROPERTY AND EQUIPMENT (Continued)

In September 2002, the Company issued 3,000,000 shares of common stock in exchange for the fixed assets of WCG Communications LLC from the Company's CEO. The total purchase price of approximately $111,863, was allocated among the various fixed assets purchased in the acquisition.

Depreciation expense for the years ended December 30, 2003, 2002 and for the period from September 13, 2000 (date of inception) to December 31, 2003, was $103,556, $40,766, and $243,183, respectively, of which $31,016, $12,230 and
$72,955, respectively, is included in research and development expense.

7. INVESTMENT IN UNCONSOLIDATED SUBSIDIARY

Investment in unconsolidated subsidiary represents a 100% ownership of Zhejiang Kung Tong Network Co., Ltd (ZJQC), a Chinese telecommunications company which was purchased on September 13, 2000, and is owned through a trust. In accordance with document 17 as issued by the Ministry of Information Industry, Peoples' Republic of China, foreign groups and/or individuals are prohibited from directly conducting telecommunications activities, either in the form of investment, joint venture or partnership. Additionally, telecommunication companies are prohibited from soliciting foreign investment or allowing foreign shareholders or other form of ownership. Accordingly the Company recognizes its ownership in accordance with SFAS No. 94, "Consolidation of All Majority-Owned Subsidiaries", and ARB 51, "Consolidated Financial Statements", and has recorded its investment using the equity investment method since China Quantum Communications, Ltd. cannot exercise control or influence over management and/or Board of Directors of the foreign subsidiary.

Following is a summary of financial position and results of operations of ZJQC:

                                                             DECEMBER 31,
                                                          2003          2002

Current assets                                         $ 288,538      $ 275,591
Property, plant and equipment                             55,598         78,796
Other assets                                              14,394         14,394
                                                       ---------      ---------
    Total assets                                         358,530        368,781
                                                       =========      =========

Current liabilities                                      347,641        346,839

Owner's equity                                            10,889         21,941
                                                       ---------      ---------
     Total liabilities and owner's equity              $ 358,530      $ 368,781
                                                       =========      =========

Sales                                                  $  33,658      $  39,637
                                                       =========      =========
Net loss                                               $ (11,053)     $ (28,299)
                                                       =========      =========

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

8. STOCKHOLDERS' EQUITY

On October 4, 2000, in connection with its incorporation, China Quantum Communications, Ltd. authorized capital of 75,000,000 shares of common stock with a par value of $0.0001 and 6,250,000 Series A preferred stock with a par value of $0.0001.

On December 29, 2000, the Company sold 48,000,000 shares of common stock in a private placement with proceeds of $4,800.

On March 30, 2001, the Company sold 4,000,000 shares of Series A preferred stock in a private placement for proceeds of $4,000,000.

On September 18, 2002, China Quantum Communications, Ltd. issued 3,000,000 shares of its common stock for all of the assets of WCG Communications, LLC, a company owned in the majority by Company's CEO (Note 4) for $111,863, the fair market value.

On September 18, 2002, China Quantum Communications, Ltd. issued 1,000,000 shares of its Series A preferred stock for 100% ownership of Zhejiang VSAT Satellite Communication Co., Ltd. (later renamed Zhejiang Quantum Communications Co., Ltd.), a company owned in the majority by the Company's CEO (Note 4) for $226,528, the fair market value.

During the year ended December 31, 2003, China Quantum Communications, Ltd. issued 108,800 shares of common stock and 13,600 shares of Series A preferred stock to consultants for services performed. The Company recognized a charge to operations of $13,611, based upon the fair market value of the services provided.

Preferred Stock

The preferred stock is redeemable, cumulative and is convertible into shares of common stock by a majority vote of the holders or shall automatically be converted upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 of the United States of America. Preferred shares are convertible into common at any time, without the payment of additional consideration, into such number of fully paid common shares per preference share as is determined by dividing the original purchase price by the conversion price (initially the original price). Dividends may be declared for preferred shareholders at the discretion of the Board of Directors. The Board of Directors has declared no dividends on preferred stock for the period from September 13, 2000 (date of inception) to December 31, 2003.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

8. STOCKHOLDERS' EQUITY (Continued)

Stock Option Plan

On December 29, 2000, the Company established its Stock Option Plan (the "Plan"), in which incentive stock options and nonqualified stock options may be granted to officers, employees and consultants of the Company. The vesting of such options is four years and the options expire in ten years.

A summary of the stock option activity for the years ended December 31, 2003 and 2002 pursuant to the terms of the plan, which include incentive stock options and non-qualified stock options, is set forth on the below:

                                                                WEIGHTED AVERAGE
                                        NUMBER OF OPTIONS         EXERCISE PRICE
                                        -----------------         --------------

Outstanding at December 31, 2001                2,702,000              $   0.20
Granted                                           543,000                  0.20
Exercised                                              --                    --
Canceled                                               --                    --
                                                ---------              --------
Outstanding at December 31, 2002                3,245,000                  0.20
Granted                                                --                    --
Exercised                                              --                    --
Canceled/Expired                                  (25,833)                 0.20
                                                ---------              --------
Outstanding at December 31, 2003                3,219,167              $   0.20
                                                =========              ========

Exercisable at December 31, 2003                2,209,188              $   0.20
                                                =========              ========

The fair value of options granted in 2002 was estimated as of the date of grant using the Black-Scholes stock option pricing model, based on the following weighted average assumptions: annual expected return of 0%; annual volatility of 0%; and based upon a risk-free interest rate ranging from 3.2% to 5.9% and expected option life of 4 years.

The per share weighted average fair value of stock options granted during 2002 was $0.03. The per share weighted average remaining life of the options outstanding at December 31, 2003 and 2002 is 7.10 and 8.10 years, respectively.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

8. STOCKHOLDERS' EQUITY (Continued)

China Quantum Communications, Ltd. has elected to continue to account for stock-based compensation under APB Opinion No. 25, under which no compensation expense has been recognized for stock options and certain compensating warrants granted to employees at fair market value. Had compensation expense for stock options granted under the Plan and certain warrants granted to employees in 2003 and 2002, been determined based on fair value at the grant dates, China Quantum Communications, Ltd.'s net loss for 2003 and 2002 would have been increased to the pro forma amounts shown below.

                                                        DECEMBER 31,
                                           ------------------------------------
                                                2003                   2002
                                           -------------          -------------
Net Loss:
As reported                                $  (1,063,842)         $  (1,550,180)
                                           =============          =============
Proforma                                   $  (1,088,180)         $  (1,573,728)
                                           =============          =============

Net Loss Per Share:
As reported                                $       (0.02)         $       (0.03)
                                           =============          =============
Proforma                                   $       (0.02)         $       (0.03)
                                           =============          =============

The following summarizes information about stock options outstanding at December 31, 2003:

                                                 WEIGHTED              WEIGHTED                          WEIGHTED
                                                  AVERAGE              AVERAGE                            AVERAGE
       RANGE OF               NUMBER             REMAINING             EXERCISE        NUMBER            EXERCISE
    EXERCISE PRICE         OUTSTANDING       CONTRACTUAL LIFE           PRICE        EXERCISABLE           PRICE
    --------------         -----------       ----------------           -----        -----------           -----
             $0.20           3,219,167                   7.10           $ 0.20        2,209,188           $ 0.20

9. RELATED PARTY TRANSACTIONS

The Company records material related party transactions. The Company incurs costs for certain administrative expenses from a related party. Those charges are included in general and administrative expenses. The Company also provides services to a related party and those amounts are included in revenue. Following is a summary of transactions and balances with affiliates for 2003 and 2002:

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

9. RELATED PARTY TRANSACTIONS (Continued)

                                                                 DECEMBER 31,
                                                              ------------------
                                                               2003       2002
                                                              -------    -------
Revenues from related party                                   $   360    $   360
General and administrative expenses to related party          $ 8,484    $ 8,892
Due from related party                                        $41,582    $ 9,640

During the year ended December 31, 2002, the Board of Directors approved the consideration for the acquisition of a company owned in the majority by the Company's CEO. In exchange for shares of the Company's preferred Series A stock, the Company acquired 100% ownership in the entity. The Board of Directors also approved the acquisition of the assets of a company owned in the majority by the Company's CEO in exchange for shares of the Company's common stock. See Footnote 4 for more details regarding those transactions.

Amounts due to officers consist of advances from the Company's CEO to fund the Company's operations. It also includes compensation deferred by the Company's CEO and COO. No written repayment agreements exist with either officer. Amounts are unsecured, non-interest bearing and due upon demand.

10. INCOME TAXES

No provision has been made for corporate income taxes due to cumulative losses incurred. At December 31, 2003, China Quantum Communications, Inc. has operating loss carryforwards of approximately $987,000 and $261,000 to offset future federal and state income taxes, respectively. Certain changes in stock ownership can result in a limitation in the amount of net operating loss and tax credit carryovers that can be utilized each year. The federal and state net operating loss carryforwards expire as follows:

                          FEDERAL             STATE            TOTAL
                          -------            -------        ---------

2007                           --              8,445            8,445
2008                           --             96,080           96,080
2009                           --             96,966           96,966
2010                           --             59,758           59,758
2020                       31,905                 --           31,905
2021                      362,970                 --          362,970
2022                      366,316                 --          366,316
2023                      225,752                 --          225,752
                          -------            -------        ---------
                          986,943            261,249        1,248,192
                          =======            =======        =========

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

10. INCOME TAXES (Continued)

At December 31, 2003 the Company has net deferred income tax assets of approximately $1,248,000 comprised principally of the future tax benefit of net operating loss carryforwards, which represents an increase of $286,000 for the fiscal year ended December 31, 2003. A full valuation reserve has been recorded against such assets due to the uncertainty as to their future realizability. The total change in the valuation allowance amounted to $286,000 and $463,000 for the years ended December 31, 2003 and 2002, respectively.

The differences between income tax benefits in the financial statements and the tax benefit computed at the U.S. Federal statutory rate of 34% are as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                        2003             2002
                                                        ----             ----

Federal Income Tax (Benefit)                           (34)%             (34)%
Valuation allowance                                     34 %              34 %
                                                       -----             -----
Effective tax rate                                      -- %              -- %
                                                       =====             =====

11. COMMITMENTS AND CONTINGENCIES

OPERATING LEASE COMMITMENTS

The Company leases office equipment and certain office space in New Jersey, New York and the Peoples' Republic of China under operating leases. Lease agreements vary from two to three-year lease agreements with a renewal option for New Jersey for two additional years.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2003.

YEAR ENDING DECEMBER 31,
------------------------
           2004                                                       $126,302
           2005                                                         95,443
           2006                                                         15,120
                                                                      --------
           Total minimum payments required                            $236,865
                                                                      ========

The leases also contain provisions for contingent rental payments based upon increases in taxes and common area maintenance expense.

Subsequent to year-end, the Company exercised its renewal option for New Jersey office space for an additional 2 years under the same terms as the original lease agreement.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

11. COMMITMENTS AND CONTINGENCIES (Continued)

Following is a summary of rental expenses under all operating leases:

                                                              DECEMBER 31,
                                                         2003             2002
                                                       --------         --------

Minimum rentals                                        $111,902         $130,149
Contingent rentals                                        9,247           10,755
                                                       --------         --------
         Total rent expense                            $121,149         $140,904
                                                       ========         ========

12. SUBSEQUENT EVENTS

On June 4, 2004, the Company sold 2,520,000 shares of common stock in a private placement for proceeds of $504,000.


On June 9, 2004 the Company completed a merger with a publicly traded company. Pursuant to the agreement, China Quantum Communications, Ltd. exchanged all of their outstanding preferred and common shares (5,013,600 and 49,308,800, respectively) on June 9, 2004 for 72,000,000, or 90%, of the outstanding shares of the public company.

               CHINA QUANTUM COMMUNICATIONS, LTD. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                 SCHEDULE I - VALUATION AND QUALIFYING ACCOUNTS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                        BALANCE AT     CHARGED TO       CHARGED TO
                                                        BEGINNING       COSTS AND         OTHER         BALANCE AT
                   DESCRIPTION                          OF YEAR          EXPENSES        ACCOUNTS       END OF YEAR
                   -----------                          -------          --------        --------       -----------
Year ended December 31, 2003:

Allowance for doubtful accounts
(deducted from accounts receivable)                    $   14,326              --             --       $     14,326

Year ended December 31, 2002:

Allowance for doubtful accounts
(deducted from accounts receivable)                    $       --          14,326             --       $     14,326